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                                                            EXHIBIT 10.3


                    GENERAL AND ADMINISTRATIVE SERVICES AGREEMENT


      Washington Corporations ("WC") and Washington Contractors Group, Inc. and it's designees ("WCGI"), together referred to as the "Parties," on this first day of August, 1993, agree as follows:


1.    PAYMENT:

      WCGI shall pay a monthly fee of $94,000 to WC for the services provided hereunder. This fee shall be due twenty (20) days following the last day of each month this Agreement is in effect.


2.    SERVICES PROVIDED BY WC:

      (a) WC shall continue to provide General and Administrative Services, it has historically provided to WCGI. WC shall provide consulting and/or technical expertise in the following areas as services (generally classified as General and Administrative Services) under this Agreement.

             (i)    ACCOUNTING

                    WC shall provide accounting systems, policies and
             procedures to be utilized as directed by WCGI. WC personnel will perform internal audits and training at periodic intervals to assist WCGI in implementing these systems, policies and procedures. WC shall negotiate outside audit contracts and provide support in technical areas where assistance is needed.

             (ii)   CASH MANAGEMENT

                    WC shall provide cash management services to WCGI.  WC's
             treasurer shall assist in the administration of accounts and with borrowing and investment decisions.

             (iii)  TAX

                    WC shall provide planning and tax review services.  These
             services will include: Calculation of quarterly estimated tax payments, filing of extensions, preparation and filing of annual state and Federal returns, and researching tax considerations for proposed business transactions. WC shall help coordinate the use of outside tax consultants.


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             (iv)   LEGAL

                    WC shall help coordinate and direct ongoing legal actions, advise companies in their daily operations and provide other forms of legal advice. If requested, the WC legal department shall provide review of or recommend outside review of contracts, sales and purchase documents, and employee relations agreements.

             (v)    PROPERTY MANAGEMENT CONSULTING

                    WC shall provide property management consulting services
             which will assist in real estate activities, real estate acquisitions, leases, and sales of property as directed by WCGI. WC will also provide assistance in real estate filings, deed recordation, property tax matters, and other aspects of real estate management.

             (vi)   EQUIPMENT MANAGEMENT CONSULTING

                    WC shall provide assistance in decision making regarding
             acquisition and disposal of equipment. WC's equipment management consultant will assist in negotiations with vendors regarding price, warranty, production guarantees, etc.

             (vii)  PUBLIC AND GOVERNMENT RELATIONS

                    WC shall provide consultation services to WCGI to assist
             WCGI in the areas of Public Relations and Legislative and Government Relations.

             (viii) FINANCIAL AND BUSINESS CONSULTING

                    WC shall provide consulting services to WCGI where it
             request advice in financing or acquiring new business and/or operations.

             (ix)   AVIATION AND HANGAR SERVICES

                    In consideration for WC making additional aircraft and
             hanger facilities available to WCGI, certain airplane ownership costs and hangar costs, not included in the Aviation Services Agreement, shall be provided and are included in the amount charged under this Agreement.

      (b) In addition to providing the above services, WCGI may request and WC may provide such other services and for such other considerations as mutually agreed upon by WC and WCGI.


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3.    MISCELLANEOUS:

      (a) It is intended that WC will provide the same services as it previously provided to WCGI. By providing these services, WC doe snot assume any obligation to WCGI except that of a consultant.

      (b) Nothing in this Agreement shall be construed to require WC to provide all services required by WCGI.

      (c) Except as otherwise provided in this Agreement, no Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties hereto.

      (d) In the event that any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, such provision shall survive to the extent it is not declared to be null, void or unenforceable, and all of the other provisions of this Agreement shall remain in full force and effect.

      (e) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of Montana, without giving effect to the principles of conflict of laws thereof.

      (f) WCGI indemnifies WC against any liabilities which may arise from WC's performance of this Agreement.

      (g) This Agreement shall be in effect from the date hereof until cancelled by either party upon thirty (30) days written notice to the other party.

      (h) The monthly charges described herein may be renegotiated annually effective on January 1, 1994 and each January 1 thereafter.

                                  WASHINGTON CONTRACTORS GROUP, INC.


                                         /s/ Darrol N. Groven
                                  -----------------------------------------
                                      Darrol N. Groven, President

                                  WASHINGTON CORPORATIONS


                                         /s/ Mike Haight
                                  -----------------------------------------
                                   Mike Haight, Vice President - Accounting


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